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                                                                       Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 333-29511 on Form N-1A of our report dated December 20, 2007, relating to the financial statements and financial highlights of MEMBERS Mutual Funds, including the Cash Reserves Fund, Bond Fund, Diversified Income Fund, High Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, International Stock Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Small Cap Value Fund, and Small Cap Growth Fund (collectively, the "Funds") appearing in the Annual Report on Form N-CSR of MEMBERS Mutual Funds for the year ended October 31, 2007, and to the reference to us under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois
February 26, 2008